SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 24, 2008

COLUMBUS SOUTHERN POWER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

1-2680	Ohio	31-4154203
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1 Riverside Plaza, Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

614-716-1000
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Reference is made to the text on page I-2 of Management’s Financial Discussion and Analysis of Results of Operations incorporated into the Annual Report on Form 10-K for the year ended December 31, 2007 of Columbus Southern Power Company (the “Company”) appearing under the caption titled Ohio Restructuring.  The current Ohio restructuring legislation permits the Company to implement market-based rates effective January 2009, following the expiration of its rate stabilization plan (“RSP”) on December 31, 2008.  The RSP plan includes generation rates which are between cost and higher market rates.  In April 2008, the Ohio legislature passed legislation which allows utilities to set prices by filing an Electric Security Plan along with the ability to simultaneously file a Market Rate Option.  The Public Utilities Commission of Ohio (“PUCO”) would have authority to approve or modify the utility’s request to set prices.  Both alternatives would involve earnings tests monitored by the PUCO.  The legislation still must be signed by the Ohio governor to become law.  Management is analyzing the financial statement implications of the proposed legislation and has not determined at this time whether the proposed legislation results in a form of cost-based regulation for its generation supply business on January 1, 2009.  A return to cost-based regulation could cause the Company’s generation business, in whole or in part, to meet the criteria for application of SFAS 71.  If the Company is required to reestablish certain net regulatory liabilities applicable to its generation business, it could result in an extraordinary item and a decrease in future results of operations and financial condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLUMBUS SOUTHERN POWER COMPANY
By:	/s/ Thomas G. Berkemeyer
Name:	Thomas G. Berkemeyer
Title	Assistant Secretary

April 24, 2008